Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the Effective Date by and among Lear Corporation, a Delaware corporation (the “Company”), and each of the other Persons who become parties to this Agreement in accordance with Section 14 hereof. Capitalized terms used but not otherwise defined herein are defined in Section 9 hereof.
     NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
     1. Demand Registrations.
          (a) Requests for Registration. At any time after the Effective Date, the holders of Registrable Securities may request registration under the Securities Act of all or a portion of their Registrable Securities up to a total of four times (on Form S-3, or if Form S-3 is not then available to the Company, Form S-1 or any successor form) (any registration under this Section 1(a), a “Demand Registration”).
          (b) Demand Notices. All requests for Demand Registrations shall be made by giving written notice to the Company (the “Demand Notice”). Each Demand Notice shall specify the number of Registrable Securities requested to be registered and whether a Shelf Registration is being requested. Within five (5) days after receipt of any Demand Notice, the Company shall give written notice of such requested registration to all other holders of Registrable Securities (the “Company Notice”) and, subject to the provisions of Section 1(f) below, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company Notice.
          (c) Demand Expenses. The Company shall pay all Registration Expenses of all holders of Registrable Securities in all Demand Registrations.
          (d) Demand Registrations. A registration shall not count as one of the permitted Demand Registrations until both (i) it has become effective (unless such Demand Registration has not become effective due solely to the fault of the holders requesting such registration) and (ii) the holders of Registrable Securities initially requesting such registration are able to register and sell pursuant to such registration at least 90% of the Registrable Securities requested to be included in such registration either at the time that the registration statement shall have become effective or within 90 days thereafter; provided that the Company shall in any event pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Demand Registrations; provided further that any holder whose Registrable Securities were to be included in any such registration pursuant to Section 1(a), by written notice to the Company, may withdraw such request, and on receipt of such notice of the withdrawal from holders owning a percentage of the Registrable Securities such that holders that have not elected to withdraw do not own in the aggregate the requisite percentage to initiate a request under this Section 1, the Company shall not effect such registration (and such Demand Registration will count as a request pursuant to Section 1(a) unless the Company is reimbursed by such holder or holders for all reasonable out-of-pocket expenses incurred by the Company in connection with such registration).
          (e) Shelf Registration. The holders of a majority of the Registrable Securities requested to be registered in connection with any Demand Registration may, in connection with such Demand Registration requested by such holders, require the Company to file a shelf registration statement with the Securities and Exchange Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (a “Shelf Registration”).
          (f) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration, the Company shall include in such registration the number which can be so sold in the following order of priority: (i) first, the Registrable Securities requested to be included in such registration, which in the opinion of such underwriter can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders of such Registrable Securities on the basis of the number of shares of such Registrable Securities owned by each such holder, and (ii) second, other securities, if any, requested to be included in such registration to the extent permitted hereunder.
          (g) Restrictions on Demand Registrations.
               (i) The Company shall not be obligated to effect (A) any Demand Registration on Form S-1 (or any similar long-form registration) unless the aggregate fair market value of the Registrable Securities requested to be registered in such Demand Registration (including any Registrable Securities requested to be included in such Demand Registration pursuant to Section 1(b) hereof by holders other than holders that instituted such Demand Registration) is at least $100,000,000 (based on the Closing Price on the Trading Day prior to the day on which such request for a Demand Registration is given), (B) any Demand Registration on Form S-3 (or any similar short-form registration) unless the aggregate fair market value of the Registrable Securities requested to be registered in such Demand Registration (including any Registrable Securities requested to be included in such Demand Registration pursuant to Section 1(b) hereof by holders other than holders that instituted such Demand Registration) is at least $40,000,000 (based on the Closing Price on the Trading Day prior to the day on which such request for a Demand Registration is given) or (C) any Demand Registration within 120 days (or 180 days if such Demand Registration was on a Form S-1 or any successor form) after the effective date of a previous Demand Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 2 and, in each case, in which such holders were able to register and sell at least 90% of the number of Registrable

Securities requested to be included therein. In addition, the Company shall not be obligated to effect any Demand Registration during the period starting with the date that is sixty (60) days prior to the Board’s good faith estimate of the date of filing of, and ending on the date that is ninety (90) days (provided that such 90-day period shall be reduced by the number of days in which the 60-day period shall have been extended, if any) after the effective date of, a Company initiated registration, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration to become effective, and provided, further that the aggregate number of days that any one or more Demand Registrations are suspended or delayed by operation of this Section 1(g) shall not exceed 180 days in any twelve month period.
               (ii) The Company may postpone, for a reasonable period of time, the filing of, or suspend the effectiveness of, any registration statement for a Demand Registration or amendment thereto, or suspend the use of any prospectus and shall not be required to amend or supplement the registration statement, any related prospectus or any document incorporated therein by reference if the Board, in its reasonable good faith judgment, determines that it would reasonably be expected to have a material adverse effect on any plan or proposal by the Company to engage in any acquisition or disposition of assets (other than in the ordinary course of business) or any stock purchase, merger, consolidation, tender offer, reorganization or similar transaction or would require the disclosure of information that has not been disclosed to the public, the premature disclosure of which would materially adversely affect the Company; provided that in such event, the duration of the rights of the holders to require Demand Registrations pursuant to this Section 1 and to participate in Piggyback Registrations pursuant to Section 2 shall be extended by the period of any such postponement; and provided, further that the Company may delay a Demand Registration hereunder only once in any 12-month period and the duration of such postponement or suspension may not exceed more than 90 consecutive days in any 12 month period.
               (iii) In the event of any such suspension or delay, the holders of Registrable Securities initially requesting a Demand Registration that is suspended or delayed by operation of this Section 1(g) shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder, and the Company shall pay all Registration Expenses in connection with such registration.
          (h) Selection of Underwriters. In the event of a Demand Registration pursuant to this Section 1, the Company shall select the underwriter(s) for each underwritten offering, subject to the reasonable approval of the holders of a majority of the Registrable Securities to be registered.
     2. Piggyback Registrations.
          (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall, subject to the provisions of Sections 2(c) and (d) below, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice. Notwithstanding anything to the contrary contained herein, in the event the registration statement is initiated by the Company, the Company may determine not to proceed with a registration which is the subject of such notice.
          (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.
          (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration the number which can be so sold in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, which in the opinion of such underwriter can be sold in an orderly manner within the price range of such offering, pro rata among the holders of such Registrable Securities on the basis of the number of shares of such Registrable Securities owned by each such holder, and (iii) third, other securities, if any, requested to be included in such registration, which in the opinion of such underwriter can be sold in an orderly manner within the price range of such offering.
          (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities (it being understood that demand registrations on behalf of holders of Registrable Securities are addressed in Section 1 rather than this Section 2), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company shall include in such registration the number which can be so sold in the following order of priority: (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, which in the opinion of such underwriter can be sold in an orderly manner within the price range of such offering, pro rata among the holders of all such securities on the basis of the number of securities owned by each such holder, and (ii) second, other securities, if any, requested to be included in such registration, which in the opinion of such underwriter can be sold in an orderly manner within the price range of such offering.
          (e) Selection of Underwriters. In the event of a Piggyback Registration pursuant to Section 2(c), the Company shall select a nationally recognized underwriter(s) for such underwritten offering. In the event of a Piggyback Registration pursuant to Section 2(d), the Company shall select the underwriter(s) for each underwritten offering, subject to the reasonable approval of the holders of a majority of the Registrable Securities to be registered.
          (f) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 whether or not any holder of Registrable Securities has elected to include securities in such registration, without prejudice to the rights of any holder to include Registrable Securities in any future registration (or registrations) pursuant to this Section 2 or, if applicable, to cause such registration to be effected as a registration under Section 1 hereof, as the case may be. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5 hereof.
          (g) Not Counted as a Demand Registration. No registration effected under this Section 2 shall relieve the Company of its obligation to effect any registration upon request under Section 1(a) hereof and no registration effected pursuant to this Section 2 shall be deemed to have been effected pursuant to Section 1(a) hereof.
     3. Holdback Agreements.
          (a) Holders of Registrable Securities. Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during (i) with respect to any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities of such holder are included in such registration, the seven days prior to and the 90 day period beginning on the effective date of such registration, provided, however, that (x) the Company and the managing underwriter may not discriminate among the holders with respect to any holdback arrangement pursuant to this Section 3 and (y) all officers and directors of the Company are bound by and have entered into similar agreements to the extent required by the managing underwriter(s), and (ii) upon notice from the Company of the commencement of an underwritten distribution in connection with any Shelf Registration in which Registrable Securities of such holder are included in such distribution, the seven days prior to and the 90 day period beginning on the date of commencement of such distribution, provided, however, that (x) the Company and the managing underwriter may not discriminate among the holders with respect to any holdback arrangement pursuant to this Section 3 and (y) all officers and directors of the Company are bound by and have entered into similar agreements to the extent required by the managing underwriter(s), in each case except as part of such underwritten registration or distribution, and in each case unless the underwriters managing the public offering otherwise agree. Each holder of Registrable Securities whose Registrable Securities are included as part of any such underwritten registration or distribution agrees to execute a customary lock-up agreement in favor of the Company’s underwriters to such effect and, in any event, that the Company’s underwriters in any relevant offering shall be third party beneficiaries of this Section 3(a).
          (b) The Company. The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8, Form S-4 or any successor forms), during (i) with respect to any underwritten Demand Registration or any underwritten Piggyback Registration in which the holders of Registrable Securities are participating, the seven days prior to and the 90 day period beginning on the effective date of such registration, and (ii) upon notice from any holder(s) of Registrable Securities that such holder(s) intend to effect a distribution of Registrable Securities pursuant to a Shelf Registration (upon receipt of which, the Company will promptly notify all other holders of Registrable

Securities of the date of commencement of such distribution), the seven days prior to and the 90 day period beginning on the date of commencement of such distribution.
     4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as promptly as practicable:
          (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities (and, in the case of a Demand Registration, the Company shall use its commercially reasonable efforts to make such filing within 90 days of its receipt of a Demand Notice) and use its commercially reasonable efforts to cause such registration statement to become effective (and, in the case of a Demand Registration, use its commercially reasonable efforts to cause such registration statement to become effective within 120 days of its receipt of a Demand Notice); provided that a reasonable time before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed;
          (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days (plus a number of days equal to the number of days, if any, that such registration statement is not kept effective (including any days for which the registration statement is suspended pursuant to Section 1(g)(ii)) (or, if sooner, until all Registrable Securities have been sold under such Registration Statement) (or, in the case of a Shelf Registration, a period ending on the earlier of (i) the date on which all Registrable Securities have been sold pursuant to the Shelf Registration or have otherwise ceased to be Registrable Securities, and (ii) the two year anniversary of the effective date of such Shelf Registration) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;
          (c) furnish to each seller of Registrable Securities and their representatives such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
          (d) use its commercially reasonable efforts (i) to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);
          (e) notify each seller of such Registrable Securities (i) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, (A) upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, in each case, that has not been corrected or superseded, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus, as supplemented, amended or superseded, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, (B) after the Company becomes aware of any request by the Securities and Exchange Commission or any Federal or state governmental authority for amendments or supplements to a registration statement or related prospectus covering Registrable Securities or for additional information relating thereto, (C) after the Company becomes aware of the issuance or threatened issuance by the Securities and Exchange Commission of any stop order suspending or threatening to suspend the effectiveness of a registration statement covering the Registrable Securities or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (ii) when each registration statement or any amendment thereto has been filed with the Securities and Exchange Commission and when each registration statement or any post-effective amendment thereto has become effective;
          (f) cause all such Registrable Securities (i) if the Common Stock is then listed on a securities exchange or included for quotation in a recognized trading market, to continue to be so listed on such securities exchange or included for quotation in such recognized trading market or if the Common Stock is not then listed on a securities exchange or included for quotation in a recognized trading market, use its commercially reasonable efforts to list the Registrable Securities on a national securities exchange, and (ii) to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of the Registrable Securities;
          (g) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of such registration statement;
          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information, in each case, as reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;
          (j) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
          (k) cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by the registration statement (including, without limitation, participation in “road shows”);
          (l) cooperate with each seller of Registrable Securities and each underwriter and agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any required filings;
          (m) use its commercially reasonable efforts to obtain and, if obtained, furnish to each seller of Registrable Securities, and each such seller’s underwriters, if any, a signed
          (i) opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration involves an underwritten offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), reasonably satisfactory (based on the customary form and substance of opinions of issuers’ counsel customarily given in such an offering) in form and substance to such seller, and
          (ii) “cold comfort” letter, dated the effective date of such registration statement (and, if such registration involves an underwritten offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters) and signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, reasonably satisfactory (based on the customary form and substance of “cold comfort” letters of issuers’ independent public accountant customarily given in such an offering) in form and substance to such seller, in each case, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants’ comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to underwriters in such types of offerings of securities.
     5. Registration Expenses.
          (a) Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration, filing, listing, stock exchange and FINRA fees (including, without limitation, all fees and expenses of any “qualified independent underwriter” required by the rules of FINRA), fees and expenses of compliance with securities or blue sky laws, rating agency fees, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, the reasonable fees, disbursements and other charges of one firm of counsel in each applicable jurisdiction (per registration statement prepared) to the holders of Registrable Securities making a request pursuant to Section 1 or Section 2 hereof (selected by the holders of a majority of the Registrable Securities covered by such registration), and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company. The Company shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which securities issued by the Company are listed. If the Company shall not register any securities with respect to which it had given written notice of its intention to register to holders, notwithstanding anything to the contrary, all reasonable out-of-pocket expenses incurred by such requesting holders in connection with such registration (other than the reasonable fees, disbursements and other charges of counsel other than the one firm of counsel referred to above) shall be deemed to be Registration Expenses.
          (b) Payment of Certain Expenses by Holders of Registrable Securities. Underwriting discounts and commissions and transfer taxes relating to the Registrable Securities included in any registration hereunder, and all fees and expenses of counsel for any holder of Registrable Securities (other than fees and expenses to be reimbursed by the Company as set forth in Section 5(a)) shall be borne and paid by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.
     6. Indemnification; Contribution.
          (a) The Company agrees to indemnify, to the extent permitted by law, each holder or seller of Registrable Securities and each Person that controls (within the meaning of the Securities Act and the Exchange Act) such holder or seller, and their respective stockholders, officers, directors, partners, employees, agents and Affiliates against all losses, claims, damages, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof and whether or not such indemnified party is a party thereto), joint or several, and expenses, including attorneys’ fees and disbursements and expenses of investigation (collectively, “Losses”), arising out of, based upon, relating to or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or summary prospectus related thereto or any amendment thereof or supplement thereto (or any document incorporated by reference in any of the foregoing) (collectively, “Offering Documents”), any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, or violation or alleged violation by the Company of any applicable federal or state securities law or any rule or regulation promulgated thereunder, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein. In connection with an underwritten offering, the Company shall indemnify such underwriters, their stockholders, officers, directors, partners, employees, agents and Affiliates and each Person who controls (within the meaning of the Securities Act and the Exchange Act) such underwriters to the same extent as provided above with respect to the indemnification of the holders or sellers of Registrable Securities.
          (b) In connection with any registration statement filed by the Company pursuant to Section 1 or Section 2 hereof in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall, on a several and not joint basis, indemnify the Company, its stockholders, directors, officers, partners, employees, agents and Affiliates and each Person who controls (within the meaning of the Securities Act and the Exchange Act) the Company against any Losses arising out of, based upon, relating to or resulting from any untrue or alleged untrue statement of material fact contained in any Offering Documents or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, but only to the extent that such untrue statement or omission is contained in any writing furnished by such holder expressly for use therein; provided however that such liability shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.
          (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not actually prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment (x) a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or (y) such indemnified party has one or more defenses to such claim that are not available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party at such indemnifying party’s own expense. If such defense is assumed, the indemnifying party shall not settle such claim unless the indemnified party is released and discharged of any and all liability. Whether or not such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.
          (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any stockholder, officer, director, employee, partner, agent or Affiliate or controlling (within the meaning of the Securities Act and the Exchange Act) Person of such indemnified party and shall survive the transfer of securities.
          (e) If the indemnification required by this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Losses referred to in this Section 6:
          (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. If the allocation provided by clause (i) is not permitted by applicable law, then the allocation shall be in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of Registrable Securities; provided that the relative benefits received by the prospective sellers shall be deemed not to exceed the net proceeds received by such sellers. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such violation. The amount paid or payable by a party as a result of Losses shall be deemed to include, subject to the limitations set forth in Section 6(a) and Section 6(b), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The obligations, if any, of the selling holders to contribute as provided in this Section 6(e) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or Loss effected without such Person’s consent, which shall not be unreasonably withheld.
          (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined solely by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 6(e)(i); provided, however, that with respect to any pro rata allocation, the holders of Registrable Securities included in any such registration shall be deemed to have only received the net proceeds from such holders’ sales of Registrable Securities in such registration. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     7. Participation in Underwritten Registrations.
          (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 3 or that are necessary to give further effect thereto. No such holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder and such holder’s Registrable Securities.
          (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e)(i), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the applicable registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4(e)(i). In the event the Company shall give any such notice, the applicable time period mentioned in Section 4(b) during which a Registration Statement is to remain effective shall, to the extent possible, be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(e)(i) to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(e)(i).
          (c) In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company shall (i) give representatives (designated to the Company in writing) of each holder of Registrable Securities or group of holders, the underwriters, if any, and one firm of counsel, one firm of accountants and one firm of other agents retained on behalf of all underwriters and one firm of counsel, one firm of accountants and one firm of other agents retained by holders of a majority of Registrable Securities covered by such registration statement on behalf of all holders of Registrable Securities registered under such registration statement, the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Securities and Exchange Commission, and each amendment thereof or supplement thereto, (ii) upon reasonable advance notice to the Company, give each of them such reasonable access to all financial and other records, corporate documents and properties of the Company and its Subsidiaries, as shall be necessary, in the reasonable opinion of such holders’ and such underwriters’ counsel, to conduct a reasonable due diligence investigation for purposes of the Securities Act, and (iii) upon reasonable advance notice to the Company, provide such reasonable opportunities to discuss the business of the Company with its officers, directors, employees and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such holders’ and such underwriters’ counsel, to conduct a reasonable due diligence investigation for purposes of the Securities Act.
     8. Effective Time. This Agreement shall be effective in accordance with the terms and conditions set forth in the Plan and the confirmation order related thereto.

     9. Definitions.
          “Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.
          “Agreement” has the meaning specified in the first paragraph hereof.
          “Board” means the board of directors of the Company.
          “Closing Price” means on any particular date (a) if the Common Stock is then listed or quoted on a Trading Market, (i) the closing price per share of Common Stock on such date on the principal Trading Market (as reported by Bloomberg L.P. or a similar organization or agency succeeding to its functions of reporting prices) or (ii) if there shall have been no sales of Common Stock on such principal Trading Market on such day, the average of the reported closing bid and asked prices per share of Common Stock on such principal Trading Market (as reported by Bloomberg L.P. or a similar organization or agency succeeding to its functions of reporting prices), (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the average of the reported closing bid and asked prices per share of Common Stock so reported or (c) if the shares of Common Stock are not then publicly traded the fair market value as of such date of a share of Common Stock as reasonably determined in good faith by the Board of Directors of the Company.
          “Common Stock” means the shares of common stock of the Company, par value $0.01 per share.
          “Company” has the meaning specified in the preamble hereto.
          “Company Notice” has the meaning specified in Section 1(b).
          “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise.
          “Demand Notice” has the meaning specified in Section 1(b).
          “Demand Registration” has the meaning specified in Section 1(a).
          “Effective Date” has the meaning assigned to such term in the Plan.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
          “FINRA” shall mean the Financial Industry Regulatory Authority.

          “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
          “Piggyback Registration” has the meaning specified in Section 2(a).
          “Plan” means the Joint Plan of Reorganization under chapter 11 of title 11 of the United States Code of Lear Corporation, et al., Case No. 09-14326, as confirmed on November 5, 2009 by order of the United States Bankruptcy Court for the Southern District of New York.
          “Registrable Securities” means (i) any shares of Common Stock issued on or after the Effective Date to or otherwise acquired by Persons who are parties hereto (including, without limitation, any shares of Common Stock issued pursuant to the Plan) and any shares of Common Stock issued upon the conversion or exercise of any other securities of the Company (together with any securities issued or issuable with respect to any of the foregoing securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, or upon conversion or exercise of any such securities) and (ii) any Warrants issued to or otherwise acquired by Persons who are parties hereto; provided, that such securities shall cease to be Registrable Securities when they have been (A) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (B) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule promulgated by the Securities and Exchange Commission then in force).
          “Registration Expenses” has the meaning specified in Section 5(a).
          “Securities Act” means the Securities Act of 1933, as amended from time to time.
          “Securities and Exchange Commission” means the United States Securities and Exchange Commission or any successor governmental agency.
          “Shelf Registration” has the meaning specified in Section 1(e).
          “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the membership, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the gains or losses of such limited liability company, partnership, association or other business entity or shall be or control (or have the power to control) a managing director, manager or general partner of such limited liability company, partnership, association or other business entity.
          “Trading Day” means (a) if the Common Stock is listed or quoted on a Trading Market, a day on which the principal Trading Market is open for business or (b) if the Common Stock is not listed or quoted on a Trading Market, a business day.
          “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex Equities, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.
          “Warrants” means the warrants to purchase Common Stock issued on the Effective Date pursuant to the Plan.
     10. Amendment, Modification and Waivers; Further Assurances.
          (a) Amendment. This Agreement may be amended with the consent of the Company, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, in each case only if the Company shall have obtained the prior written consent of the holders of at least a majority of the Registrable Securities then outstanding to such amendment, action or omission to act; provided that if any such amendment or waiver is to a provision in this Agreement that requires a specific vote to take an action thereunder or to take an action with respect to the matters described therein, such amendment or waiver shall not be effective unless such specific vote is obtained with respect to such amendment or waiver. Notwithstanding the foregoing, additional Persons may from time to time become parties to this Agreement in accordance with Section 14.
          (b) Effect of Waiver. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.
          (c) Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.
     11. Calculation of Percentage or Number of Shares of Registrable Securities. For purposes of this Agreement, all references to a percentage or number of shares of Common Stock or Common Stock underlying such Registrable Securities shall be calculated based upon the number of shares of Common Stock or Common Stock underlying such Registrable Securities, as the case may be, outstanding at the time such calculation is made and shall exclude any

Common Stock or Common Stock underlying such Registrable Securities, as the case may be, beneficially owned by the Company or any Subsidiary of the Company. For the purposes of calculating any percentage or number of shares of Common Stock or Common Stock underlying such Registrable Securities as contemplated by the previous sentence, the term “holder” shall include all Affiliates thereof (other than the Company and its Subsidiaries) beneficially owning any shares of Common Stock or Common Stock underlying such Registrable Securities.
     12. Rule 144. If the Company has a class of equity securities registered under the Exchange Act, the Company shall take such actions reasonably necessary to enable the holders to sell Registrable Securities without registration under the Securities Act to the maximum extent permitted by the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (b) any similar rules or regulations hereafter adopted by the Securities and Exchange Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed under the Exchange Act.
     13. Assignment. Any holder of Registrable Securities may transfer to any permitted transferee (as permitted under applicable law) its Registrable Securities and its rights and obligations under this Agreement; provided that such permitted transferee shall not be deemed to be a holder of Registrable Securities or have any rights or obligations under this Agreement unless and until such permitted transferee elects to become a party to this Agreement within the time period and in accordance with the other requirements set forth in Section 14. Upon satisfaction of all requirements under Section 14, such permitted transferee shall for all purposes be deemed to be a holder of Registrable Securities and shall be bound by this Agreement as if it were an original party hereto.
     14. Parties to Agreement. Any Person who receives Common Stock or Warrants on the Effective Date pursuant to the terms of the Plan or is a permitted transferee of Registrable Securities pursuant to Section 13 shall have the right to elect to become a party to this Agreement by (i) providing written notice of such election to the Company in accordance with Section 16(h) within 30 days after the Effective Date or the date of any transfer pursuant to Section 13, as applicable, and (ii) promptly executing and returning to the Company a counterpart signature page to this Agreement. The Company shall furnish, without charge, to each Person referred to in the immediately preceding sentence a copy of this Agreement upon written request to the Company in accordance with Section 16(h). In addition, this Agreement shall be filed with the Securities and Exchange Commission, and any Person may obtain a copy thereof for execution from the Securities and Exchange Commission’s internet site at http://www.sec.gov.
     15. Termination. This Agreement and all rights and obligations of the parties hereunder shall terminate automatically on November [___], 2012; provided, however, that the parties’ respective obligations under Sections 5, 6 and 16(g) shall survive any termination of this Agreement.
     16. Miscellaneous.

          (a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.
          (b) Remedies; Specific Performance. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Agreement (each of which elements the parties admit). The parties hereto further agree and acknowledge that each and every obligation applicable to it and contained in this Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder.
          (c) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including any trustee in bankruptcy) whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities, subject to all of the agreements and obligations hereunder.
          (d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
          (e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.
          (f) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. References to sections are to sections of this Agreement unless otherwise stated. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The words “include”, “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation”. The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
          (g) Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
          (h) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York, New York time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the Company at the address or facsimile number set forth below and to any holder of Registrable Securities at such address or facsimile number as indicated by the Company’s records, or at such address or facsimile number or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. The Company’s address is:
Lear Corporation
21557 Telegraph Drive
Southfield, Michigan 48033
Attn: General Counsel
Telephone:       (248) 447-1500
Facsimile:       (248) 447-1677
with a copy to:
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
Attn: Bruce A. Toth
          Brian M. Schafer
Telephone:       (312) 558-5600
Facsimile:       (312) 558-5700
     If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the jurisdiction in which the Company’s principal office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday. The term “legal holiday” shall mean any day on which commercial banks in New York City or the jurisdiction in which the Company’s principal office is located are authorized or required by law to be closed.
          (i) Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
          (j) Waiver of Jury Trial. Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 16(J) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
          (k) Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement, including any representations, warranties or covenants set forth herein, shall be deemed to confer upon any third party any rights, remedies, claims, or causes of action, except that (i) underwriters shall be third party beneficiaries to the extent provided in Section 3(a) hereof and (ii) Persons entitled to indemnification or contribution under Section 6 shall be third party beneficiaries of Section 6 hereof.
          (l) Arms’ Length Agreement. Each of the parties to this Agreement agrees and acknowledges that this Agreement has been negotiated in good faith, at arm’s length, and not by any means prohibited by law.

          (m) Sophisticated Parties; Advice of Counsel. Each of the parties to this Agreement specifically acknowledges that (a) it is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Agreement and (b) it has been fully advised and represented by, or has had the opportunity to retain, legal counsel of its own independent selection and has relied wholly upon its independent judgment and the advice of such counsel in negotiating and entering into this Agreement.
          (n) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

LEAR CORPORATION

/s/ Matthew J. Simoncini

By:	Matthew J. Simoncini
Its:	Senior Vice President and Chief Financial Officer